STOCK OPTION AGREEMENT

              POTLATCH CORPORATION 1989 STOCK INCENTIVE PLAN




                  THIS AGREEMENT made and entered into the day specified in the attached addendum to this Agreement by and between POTLATCH CORPORATION, a Delaware corporation (the "Corporation") and the employee of the Corporation named in the attached ("Employee"),

                           W I T N E S S E T H:

                  That to encourage stock ownership by employees of the Corporation and for other valuable consideration, the parties agree as follows:

                  1.      Definitions.

                  (a) "Agreement" shall mean this stock option agreement.

                  (b) "Board" shall mean the Board of Directors of the Corporation.

                  (c) "Change in Control" shall mean an event or transaction described in Subparagraph (a), (b), (c) or (d) of Paragraph 3 (without regard to the thirty (30) and three hundred sixty-five (365) day periods also described in those Subparagraphs).

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e)  "Common Stock" shall mean the $1 par value
         Common Stock of the Corporation.

                  (f) "Committee" shall mean the Committee appointed by the Board to administer the Plan.

                  (g) "Corporation" shall mean Potlatch Corporation, a Delaware corporation.

                  (h) "Date of Grant" shall mean the date on which the Committee determined to grant this Option, as specified in Section 1 of the addendum to this Agreement.


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                                                          Exhibit (10)(m)(i)


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                  (i)  "Disability" shall mean the Employee is unable
         to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  (j) "Exercise Price" shall mean the price per Share designated in Section 2 of the addendum to this Agreement at which this Option may be exercised.

                  (k) "Fair Market Value" of a Share as of a speci-fied date shall mean the closing price at which such Shares are traded as of the close of business on such date as reported on the composite tape, or if no trading of the Common Stock is reported for that day, on the next preceding day on which trading was reported.

                  (l) "Incentive Stock Option" shall mean an Option described in Code section 422A(b).

                  (m)  "Nonqualified Stock Option" shall mean an
         Option other than an Incentive Stock Option.

                  (n) "Option" shall mean a stock option granted pursuant to the Plan.

                  (o) "Option Period" shall mean the term of this Option as provided in Paragraph 3 of this Agreement.

                  (p) "Partial Exercise" shall mean an exercise with respect to less than all of the accrued but unexercised
         Shares subject to Option held by the person exercising the Option.

                  (q) "Plan" shall mean the Potlatch Corporation 1989 Stock Incentive Plan, as adopted by the Board on December 8, 1988, and as amended by the Board on February 24, 1989, to be effective on January 1, 1989, and pursuant to which the parties have entered into this Agreement.

                  (r)  "Purchase Price" shall mean the Exercise
         Price times the number of whole shares with respect to which this Option is exercised.

                  (s) "Rules" shall mean the regulations and rules adopted from time to time by the Committee.


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

                  (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (u) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 11 of the Plan.

                  (v) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2. The Corporation hereby grants to Employee the option to purchase that number of shares of Common Stock specified in Section 3 of the addendum to this Agreement for the Exercise Price specified in Section 2 of the addendum to this Agreement, on the terms and conditions hereinafter stated, and in consideration for which Employee hereby agrees to continue in the employment of the Corporation or its Subsidiaries for a period of at least one (1) year from the date of this Agreement.

                   This Option has been granted pursuant to the Plan, a copy of the text of which Employee may obtain upon request to the Corporation.

                  3. Subject to the conditions stated herein, unless a different period is specified in Section 5 of the addendum to this Agreement, the period during which the option may be exercised (the "Vesting Schedule") and the Call Periods applicable to such Vesting Schedule pursuant to Paragraph 4 shall be as follows:

         Number of Shares     Vesting Schedule*   Call Period**

         50% of the number    From one year       From one year
         of shares            from the Date of    from the Date of
         specified in         Grant to end of     Grant to end of
         Section 3 of the     term for Option     term for Option
         addendum

         50% of the number    From two years      From two years
         of shares            from the Date of    from the Date of
         specified in         Grant to end of     Grant to end of
         Section 3 of the     term for Option     term for Option
         addendum

         No Partial Exercise of this Option may be for less than ten
         (10) Share lots or multiples thereof.

                  If a period of six (6) months has elapsed from the Date of Grant, Employee shall have the right to exercise the Option (or in lieu thereof to call the related stock appreciation right), in whole or in part:

                  (a)  Within thirty (30) days following the
             consummation of any transaction approved by the stockholders of the Corporation in which the Corporation will cease to be an independent publicly owned corporation (including, without limitation, a reverse merger transaction in which the Corporation becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Corporation;

                  (b)  Within three hundred sixty-five (365)
             days following the date on which more than one-third (determined by rounding down to the next whole number) of the individual members of the Board neither (i) were directors of the Corporation on a date three years earlier nor (ii) are individuals whose election or nomination for election as directors was affirmatively voted on by at least a majority of those directors described in


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    *    See Paragraph 5 for further explanation of end of term
         for Option.

    ** This column is applicable only if the Option is granted with a stock appreciation right as indicated in Sec-tion 6 of the addendum to this Agreement.

             (i) above who were still in office as of the date the Board approved such election or nomination;

                  (c)  Within three hundred sixty-five (365)
             days following the date on which any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "l934 Act")) that has acquired Shares pursuant to a tender offer subject to Section 14(d) of the 1934 Act becomes entitled to vote twenty percent (20%) or more of the aggregate voting power of the capital stock of the Corporation issued and outstanding; and

                  (d)  Within thirty (30) days prior to any
             dissolution or liquidation of the Corporation or any merger or consolidation in which the Corpo-ration is not the surviving corporation, but not earlier than the date on which any required stockholder approval is obtained.

         If an option is not exercised during any thirty (30) day period described in (a) or (b) above, the option shall terminate at the close of business on the last day of the thirty (30) day period; provided, however, that if periods described in (a) and (b) are contiguous or overlap, unexer-cised options shall terminate at the close of business on the last day of the second thirty (30) day period.

                  4. If the Option is designated in Section 6 of the addendum to this Agreement as being granted with a stock appreciation right, under the conditions described herein, Employee may surrender all or part of this Option and exer-cise the stock appreciation right in lieu of exercising all or any part of this Option, provided that the Fair Market Value of the Common Stock on the date of such exercise is higher than the Exercise Price specified in Section 2 of the addendum to this Agreement. The exercise of a stock appreci-ation right shall be referred to herein as the "call" thereof. Upon the call of a stock appreciation right Employee shall be entitled to receive payment of an amount equal to the difference obtained by subtracting the aggregate option price of the shares subject to the Option (or the portion thereof) from the Fair Market Value of such Shares on the date of such call. For all purposes under this Agreement (unless the context requires otherwise), the terms "exercise" or "exercisable" shall be deemed to include the terms "call" or "callable" as such terms may apply to a stock appreciation right granted in conjunction with the Option and in the event of the call of the stock appreciation right the underlying

         Option will be deemed to have been exercised for all purposes under the Plan.

                  If the Option is not designated in Section 6 of the addendum to this Agreement as being granted with a stock appreciation right, the Option shall nevertheless automati-cally include a stock appreciation right that may be called in the event of a Change in Control, only during the periods described in Subparagraphs (a), (b), (c) or (d) of Para-graph 3. In the case of any stock appreciation right that is called during either of the thirty (30) day periods described in Paragraph 3(a) or 3(d), for purposes of measuring the value of the stock appreciation right, "Fair Market Value" shall be the greater of (a) the value of the consideration per share that the Employee would have received in connection with such transaction as a stockholder of the Corporation if he or she had exercised the Option prior to the consummation of the transaction described in Para-graph 3(a) or Paragraph 3(d) or (b) the value determined in good faith by the Committee (as composed on the day preceding the date of consummation of the transaction described in Paragraph 3(a) or 3(d)), taking into consideration all relevant facts and circumstances.

                  Payment of a stock appreciation right shall be made as soon as reasonably practicable following receipt by the Corporation of the form described in Paragraph 8. Pay-ment of the stock appreciation right shall be made in such form as may be permitted pursuant to the Rules as in effect on the date the stock appreciation right is called.

                  5. The term of this Option shall end and (any other provision of the Plan to the contrary notwithstanding) this Option shall not be exercisable after seven (7) years from the Date of Grant if this Option is designated as an Incentive Stock Option in Section 4 of the addendum to this Agreement or ten (10) years from the Date of Grant if this Option is designated as a Nonqualified Stock Option in
         Section 4 of such addendum, or, if earlier, upon the termination of Employee's employment with the Corporation or its Subsidiaries, subject to the following provisions:

                  (a)  If the termination of employment is
             caused by Employee's death, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of death and had not previously been exercised or called, may be exercised or called, within twelve (12) months after Employee's death by Employee's executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

             (b)  If the termination of Employee's
         employment is caused by Disability or retirement under the Potlatch Corporation Salaried Employees'
         Retirement Plan, this Option, to the extent it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised or called within twelve (12) months after the date of such termination (three (3) months, in the case of termination by reason of retirement).

             (c) If the termination of Employee's
         employment is for any reason other than death, Disability, or retirement under the Potlatch Corporation Salaried Employees' Retirement Plan, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within three (3) months after the date of such termination; provided, however, that in such case the right to call a stock appreciation right shall terminate on the date Employee's employment terminates unless
         Employee requests and the Committee permits the call of the stock appreciation right within three
         (3) months after the date of such termination. Notwithstanding the foregoing, if the termination of employment is by reason of Employee's misconduct, the option shall cease to be exercisable or callable on the date of such termination. As used herein "misconduct" means that Employee has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary. The Committee shall determine whether Employee's employment is terminated by reason of misconduct. In making such determination the Committee shall act fairly and shall give Employee an opportunity to be heard and present evidence on Employee's behalf.

                  6. The Corporation agrees that it will at all times during the Option Period reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement. The number of Shares so reserved and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events, as determined by the Committee pursuant to the Plan.

                  7.    Subject to any required action by the
         stockholders, if the Corporation shall be the surviving corporation in any merger, consolidation or other reorganization, this Option shall pertain and apply to the securities to which a holder of the number of Shares subject to this Option would have been entitled. Except insofar as Paragraph 3 (and Paragraph 4) permit the exercise of Options (and stock appreciation rights) within a specified time period before or after a Change in Control, a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation shall cause this Option to terminate on the effective date of such dissolution, liquidation or reorganization, unless the agreement of merger, consolidation or reorganization shall otherwise provide. In the event that the Corporation undergoes a reverse merger transaction, Employee (or Employee's representative) shall be entitled to receive the same consideration in such transaction (including, without limitation, cash) as other shareholders are entitled to receive.

                  8. Employee, or Employee's representative, may call twenty percent (20%) or more of that portion of the Option which has become vested in accordance with Paragraph 3 of this Agreement at any time during each applicable Call Period, except as requested by Employee or Employee's representative and approved by the Committee. For purposes of the Plan, the date of call shall be the date a form provided by the Corporation for this purpose is filed by the Employee or the Employee's representative and received by the Secretary of the Corporation.

             Employee, or Employee's representative, may exercise this Option by giving written notice to the Corporation at San Francisco, California, attention of the Secretary, specifying the election to exercise the Option, the number of

         Shares in respect of which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares as to which this Option is exercised. Such payment shall be made:

                  (a) In United States dollars delivered at the time of exercise;

                  (b) Subject to the conditions stated in rules
             and regulations adopted by the Corporation to govern its stock option program, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price; or

                  (c) In any combination of Subparagraphs (a)
             and (b) above, if the total of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price of the Shares with respect to which this Option is being exercised.

                  The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of Employee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Share shall be issued until full payment therefor has been made. The Corporation shall thereafter cause to be issued a cer-tificate or certificates for the Shares as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option (or in the name of such person or persons and another person as commun-ity property or as joint tenants), and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

                  9. Payments or transfers to the Employee under this Agreement shall be limited to the amount (the "Capped Amount") necessary to avoid characterization of any amount payable to the Employee (including, but not limited to, amounts payable under this Agreement) as an "excess parachute payment" as defined in section 280G of the Code, except in the event that the total amount that the Employee would receive from all "parachute payments" (as defined in Code section 280G), net of all applicable taxes, including the excise tax that would be imposed pursuant to Code section 4999, would exceed the Capped Amount, net of all applicable taxes.

                  The firm of independent certified public accoun-tants serving as the Corporation's outside auditor as of the date of a Change in Control shall determine whether any amount would constitute an "excess parachute payment," disregarding any payments or benefits available to the Employee under any plan, contract or program if the Employee irrevocably elects to relinquish or not exercise such payments or benefits before the payment or enjoyment thereof.

                  10. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the exercise of this Option, as a condition to the exercise of the Option, Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

                  11.   Neither Employee nor Employee's
         representative shall have any rights as a stockholder with respect to any Shares subject to this Option until such Shares shall have been issued and delivered to Employee or Employee's representative.

                  12. Unless the Shares to be acquired are regis-tered under the Securities Act, Employee represents and agrees that upon the exercise of the Option herein granted Employee will purchase such Shares for the purpose of investment and without present intention of resale. Unless at the time Employee gives notice of the exercise of this Option, the Shares to be issued are registered under the Securities Act, the notice shall include a statement to the effect that all Shares in respect of which this Option is being exercised are being purchased for investment, and without present intention of resale, and will not be sold without registration under the Securities Act or exemption therefrom, and such other representations as the Committee may require. The Corporation may permit the sale or other disposition of any Shares acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not be in contravention of applicable state or Federal securities laws. Unless the Corporation shall determine that, in compliance with the Securities Act or other applicable statute or regulation, it is necessary to register any of the Shares with respect to which the exercise of this Option has been made, and unless such registration, if required, has been completed, certificates to be issued upon the exercise of this Option shall contain the following legend:

                  "The Shares represented by this certificate
             have not been registered under the Securities Act of 1933 and may be offered, sold or transferred only if registered pursuant to the provisions of that Act or if an exemption from registration is available."

                  13. Except as otherwise provided herein, the Option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

                  14. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.

                  15. This Agreement shall be interpreted and con-strued in accordance with the laws of the State of California.

                      ADDENDUM TO STOCK OPTION AGREEMENT
                POTLATCH CORPORATION 1989 STOCK INCENTIVE PLAN


         Name of Employee:__________________________________________

         1.   Date of Grant:________________, 19____.

         2. Exercise Price: $________ per share, which is agreed to be one hundred percent (100%) of the Fair Market
              Value of the Shares subject to the Option on the Date of Grant.

         3. The number of Shares subject to this stock option agreement is ________ Shares, subject to adjustment as provided in Section 11 of the Plan and Paragraph 6 of this stock option agreement.

         4.   This Option is (check one):


              [   ]  An Incentive Stock Option

              [   ]  A Nonqualified Stock Option

         5.   The Vesting Schedule for this Option is (check one):

              [   ]  The schedule specified in Paragraph 3 of the
                     stock option agreement except that no exercise or call will be permitted for a fractional
                     Share.

              [   ]  As follows:


         6.   This Option is granted (check one):

              [   ]  With a stock appreciation right

              [   ]  Without a stock appreciation right

         The document entitled Stock Option Agreement:  Potlatch
         Corporation 1989 Stock Incentive Plan is hereby incorporated by reference into this addendum.

                  IN WITNESS WHEREOF, the Corporation has caused this addendum to the stock option agreement to be executed on its behalf by its duly authorized representative and the Employee has executed the same on the day and year indicated below.

                                            POTLATCH CORPORATION


         Date:______________________        By ______________________
                                                      Secretary

         Date:______________________        By ______________________
                                                      Employee